MERRILL LYNCH

MUNI NY INTERMEDIATE DURATION FUND

FILE # 811-21346

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
6/22/2005	Metropolitan Transportation Authority 5% 11/15/30	1,000,000	750,000,000

Lehman Brothers

First Albany Capital

Bear Stearns

Citigroup

JP Morgan

Merrill Lynch

Morgan Stanley

UBS Financial

ABN Amro Financial

Advest

Banc of America

CIBC World Markets

Commerce Capital

RBC Dain Rauscher

Jackson Securities

Ramirez & Co

Raymond James

Roosevelt & Cross

Siebert Brandford

Wachovia Bank

8/18/2005	NYS Thruway Authority 5% 4/1/21	1,000,000	2,786,000,000

Goldman Sachs

Citigroup

Bear Stearns

First Albany Capital

Merrill Lynch

Morgan Stanley

UBS Financial

Banc of America

Jackson Securities

JP Morgan

Lehman Brothers

Ramirez & Co.

Raymond James

Roosevelt & Cross

Sterne, Agee & Leech

9/21/2005	NY State Thruway Authority 5% 1/1/24	1,000,000	738,435,000	Bear Stearns Citigroup Merrill Lynch UBS Financial Advest M.R. Beal CIBC World A.G. Edwards Loop Capital Raymond James
9/22/2005	Puerto Rico Highway 5% 7/1/30	1,000,000	1,499,910,000	Citigroup Global Lehman Brothers UBS Financial Banc of America Goldman Sachs JP Morgan Merrill Lynch Morgan Stanley Raymond James Ramirez & Co. Wachovia
9/30/2005	NY State Dorm Authority 5% 7/1/2021	1,790,000	111,905,000	First Albany M.R. Beal CIBC World Markets Doley Securities Loop Capital Merrill Lynch Morgan Stanley
11/18/2005	NYS Dorm Authority Personal Income Tax 5% 3/15/30	1,790,000	836,185,000

Morgan Stanley

Citigroup

Goldman Sachs

AG Edwards

Bear Stearns

First Albany

JP Morgan

Lehman Brothers

M.R. Beal

Merrill Lynch

Ramirez & Co.

RBC Capital

Roosevelt & Cross

Siebert Brandford

UBS Financial